Exhibit 10.25

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

SUPPLIER AGREEMENT

(Standard Terms and Conditions for Suppliers)

This Supplier Agreement, (“Agreement”) is between supplier indicated on the GENERAL SUPPLIER INFORMATION form that is part of the supplier registration process (“Supplier” or “you”) and Walmart Inc., and its direct and indirect US and Puerto Rico operating subsidiaries (collectively, “Company””). This Agreement consists of (1) these Standard Terms and Conditions for Suppliers (“Terms and Conditions”), (2) the Company policies and guidelines referenced in this Agreement; (3) the Appendix and any Schedule(s) attached hereto and (4) Company’s minimum requirements and Standards for Suppliers posted at [*****], each as may be amended from time to time by Company (collectively, the “Standards”), each of which is incorporated in this Agreement.

BY CLICKING “I ACCEPT” AND “SUBMIT” BELOW, BY OFFERING TO SELL, SELLING, OR DELIVERING ANY MERCHANDISE TO COMPANY OR ITS CUSTOMERS, INCLUDING THROUGH ANY COMPANY WEBSITE OR APPLICATION, OR PROVIDING DIRECT SHIP SERVICES ON BEHALF OF COMPANY, YOU AGREE THAT YOU HAVE READ AND UNDERSTAND AND AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS OF THIS AGREEMENT WITHOUT CHANGE. YOU FURTHER REPRESENT AND WARRANT THAT (1) ALL THE INFORMATION YOU PROVIDE AS PART OF THE REGISTRATION PROCESS WILL BE ACCURATE AND COMPLETE AND (2) IF YOU ARE EXECUTING THIS AGREEMENT ON BEHALF OF AN ENTITY, YOU HAVE THE REQUISITE RIGHT, POWER, AND AUTHORITY TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE ENTITY YOU REGISTER AS SUPPLIER.

By clicking the “I ACCEPT” button below, you understand that execution of this Agreement by both Supplier and Company does not impose on Company any obligation (and Company has no obligation) to purchase or take delivery of Merchandise (or to enable the sale or delivery of Merchandise to any customer) or to use any services of Supplier.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

STANDARD TERMS AND CONDITIONS

1. DEFINITIONS. As used in this Agreement or any Order (defined below), the following capitalized words shall have the meanings set forth below:

(a) “Account” means any right to receive payments arising under this Agreement.

(b)”Authorized Buyer” means any buyer or category lead (or successor or equivalent titles) of Company assigned to the category/department corresponding to the purchased Merchandise.

(c) “Change of Control” of Supplier means an event by which any person or entity, other than person(s) or entity(ies) having Control of Supplier as of the Effective Date, acquires Control of Supplier. “Control” means having direct or indirect power to direct, or cause the direction of, the management and policies of an entity, whether through the ownership of voting securities (even if less than majority ownership), contract, or otherwise.

(d) “Content” means product images, product descriptions, Supplier name, logo, trademarks, service marks, copyrights, trade dress, and other information and materials, and content for marketing and promoting Merchandise in connection with Company’s marketing of the Merchandise. Content also includes any product information collected by Company from your website, or otherwise made available to Company by Supplier (or by a third party at Supplier’s direction).

(e) “Effective Date” means the date this Agreement becomes effective as to both Company and Supplier.

( ) “Law” means any applicable international, foreign, or domestic law, regulation, order or other requirement imposed or compelled by a governing or regulatory authority having legal force (whether federal, state or local), including any treaty, statute, common law, judicial decision, rule, regulation, code or ordinance.

(a) “Merchandise” means all products, goods, materials, equipment, displays, articles, and tangible items supplied by Supplier to Company within the Territory, and all packaging, instructions, warnings, warranties, advertising and other services included therewith.

(b) “Order” means any written or electronic purchase order for Merchandise issued by Company through an Authorized Buyer.

(f) Recall” means any removal of Merchandise from the stream of commerce or the issuance of a corrective action plan or other remedial action initiated by Supplier, a government entity, or Company.

(c) “Territory” means the United States of America, its territories and possessions and APO/FPO military addresses.

2. ORDERS; CANCELLATION. Supplier shall receive Orders and send Company invoices electronically unless otherwise agreed to by Company in writing. Supplier shall comply with Company electronic transmission requirements set forth here [*****]. No Company representative has authority to order Merchandise except an Authorized Buyer through an Order issued pursuant to and subject to the terms of this Agreement. Supplier may ship only after receipt of an Order. Supplier may accept an Order only as follows: (i) a written confirmation notice to Company, if such notice is requested by Company, or (ii) shipping conforming Merchandise in accordance with this Agreement and the Order. Supplier is responsible for verifying the accuracy of all terms of sale on all Orders. Supplier shall notify Company of any inaccuracies not less than twenty-four (24) hours before shipment. If a change is necessary, no shipment is to commence without written confirmation of the change from an Authorized Buyer. If Merchandise ships before discovery of an error on the Order, the parties shall confer within forty-eight (48) hours of such discovery to determine the actions to be taken regarding the erroneous Order. Shipments made contrary to Company’s routing instructions will be deemed F.O.B. destination (store, club or warehouse). Supplier’s invoice, confirmation memorandum or other writing may not vary the terms of any Order. Supplier’s failure to comply with one or more terms of an Order shall constitute breach of this Agreement. Company may cancel all or any part of an Order at any time before shipment.

3. DELIVERY TIME. THE TIME SPECIFIED IN AN ORDER FOR SHIPMENT AND/OR DELIVERY OF MERCHANDISE IS OF THE ESSENCE OF THIS AGREEMENT. If Merchandise is not shipped and/or delivered within the time specified, Company may, at its option and without limitation, cancel the order and/or reject any merchandise delivered after the time specified. Company may assess and collect reasonable damages for any deliveries of Merchandise not received by the time specified in the Order. Notwithstanding Company’s remedies, Supplier shall inform Company immediately of any actual or anticipated failure to ship all or any part of an Order on the shipment date specified. Acceptance of any Merchandise shipped after or before the time specified shall not be construed as a waiver of any of Company’s rights or remedies resulting from the untimely shipment.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

4. SUPPLIER FINANCIAL INFORMATION; SUPPLIER NUMBER Supplier authorizes Company to obtain a current Dun & Bradstreet report (or such other risk evaluation report as may be designated by Company) for Supplier. The supplier number assigned to Supplier in connection with this Agreement is unique and personal to Supplier and is non-transferable. Any person other than Supplier that purports to transact business with Company under Supplier’s vendor number will be jointly and severally liable with Supplier for all Supplier obligations to Company arising under this Agreement and any Order.

5. PAYMENT TERMS; CASH DISCOUNT; AUDITS. Payment terms shall be as set forth in Business Terms. Supplier shall comply with the Payment Process requirements set forth [*****]. Company or its auditors may inspect and audit Supplier’s financial and other account records relating to the sale and return of Merchandise. Supplier shall provide reasonable assistance in such audits by providing supplemental records as reasonably requested by Company or its auditors to validate audit results.

6. SET-OFF. Company may recoup, set off, or credit against amounts payable to Supplier all present and future indebtedness of Supplier to Company arising from this or any other transaction with Supplier or any of its affiliates whether or not related to this Agreement. Company also may establish a reserve or place a hold on Supplier’s Account as set forth [*****].

7. TAXES. Unless otherwise agreed, Company is purchasing Merchandise under this Agreement for resale and will supply necessary resale certificates to Supplier upon request. The Order price includes all taxes and fees which may be imposed upon Supplier by a taxing jurisdiction on the sale of Merchandise under this Agreement. The Order price does not include: (i) sales, excise or use tax for which Company is liable upon the sale or use of the Merchandise or (ii) taxes or fees that Supplier is required by Law to separately state on invoices to Company. If Supplier receives a refund of any taxes included in the Order price or otherwise collected from Company by Supplier, Supplier shall promptly pay or credit Company the amount of the refund, including any interest.

8. PRICE PROTECTION; PRICE GUARANTEE AND NOTICE OF PRICE INCREASES. Supplier guarantees its prices against manufacturer’s or Supplier’s own price decline. If Supplier reduces its price on any Merchandise sold to Company, which Merchandise has not yet been delivered to Company by Supplier or, if consistent with Supplier’s practice, which Merchandise is currently in Company’s inventory (including Merchandise on hand, in warehouses and in transit), Supplier shall at Company’s discretion either issue a check or give Company a credit equal to the price difference for such Merchandise, multiplied by the units of such Merchandise to be delivered by Supplier and/ or currently in Company’s inventory. [*****]. If Company becomes entitled to lower prices under this Section, but has already made payment at a higher price, Supplier shall promptly refund the difference in price to Company. Supplier shall give Company written notice of any proposed Merchandise price increase at least [*****] days before the effective date of the increase.

9. CONTENT. Supplier shall comply with Supplier Content requirements set forth [*****]. All right, title and interest in the underlying Content as originally provided by Supplier to Company will remain the exclusive property of Supplier or the original licensor of the Content. Supplier hereby grants Company a limited, royalty-free, non-exclusive, non-transferable right to publish, use, reproduce, distribute, transmit, display, modify, edit and create derivative works based on the Content on the Company website(s) or in the Company apps and in connection with the marketing and promotion thereof, in connection with the retail sale and rental of its products and services (including without limitation, all Company’s businesses). The rights in this Section include the right to have third parties exercise Company’s rights on its behalf, including third party service providers, and will not expire or terminate for so long as needed for marketing and fulfillment of the Merchandise (including handling of customer returns and warranties).

All Merchandise shall have an accurate UPC barcode (also known as an EAN/UPC symbol) that includes a valid Global Trade Item Number® (GTIN®) and will comply with GS1 US standards (found at [*****]) or such other of Company’s UPC requirements, as amended from time to time. Where applicable, Supplier shall provide Company with a current, complete, and accurate Material Safety Data Sheet (“MSDS”) for the Merchandise.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

10. INSURANCE REQUIREMENTS. During the term of this Agreement and for at least two (2) years thereafter, Supplier at its own cost and expense will procure and maintain insurance coverage from qualified underwriters meeting or exceeding the requirements posted at [*****], which are incorporated into this Agreement, and comply with the Insurance requirements [*****]. Company may change the requirements for insurance posted at [*****] at any time. Changes to the insurance requirements posted after the Effective Date of this Agreement, however, will not be applicable to Supplier until [*****] months after Company’s posting of such changes. The requirements in this Section are not intended to and will not in any manner limit or qualify Seller’s obligations under this Agreement including, but not limited to, Supplier’s defense and indemnity obligations under Section 12.

11. REPRESENTATIONS AND WARRANTIES. By acceptance of an Order, Supplier represents, warrants and covenants that:

(a) Supplier is in compliance with and will continue to comply with Company’s Standards;

(b) Supplier and the Merchandise are in compliance with and shall continue to comply with all Laws applicable to the manufacture, mining, sourcing, distribution, assembly, packaging, transportation, and sale of the Merchandise;

(c) The Merchandise will be new and not used, remanufactured, reconditioned or refurbished, and will comply with all specifications contained in such Order and will be of equal or better quality as all samples delivered to Company;

(d)  The Merchandise is genuine and is not counterfeit, adulterated, misbranded, falsely labeled or advertised or falsely invoiced within the meaning of any Laws;

(e) The Merchandise has been labeled, advertised and invoiced in accordance with the requirements of all Laws, and the Merchandise, and its sale by Company anywhere within the Territory does not violate any Law;

(f) The Merchandise shall be delivered in good and undamaged condition and shall, when delivered, be merchantable and fit and safe for the purposes for which the Merchandise is intended to be used, including but not limited to consumer use;

(g) The Merchandise and Content does not infringe upon or violate any patent, copyright, trademark, trade name, trade dress, trade secret, or any other rights belonging to others, and all royalties owed by Supplier, if any, have been paid to the appropriate licensor;

(h) All information regarding the Merchandise and Content, provided by or on behalf of Supplier to Company, including all weights, measures, sizes, legends or descriptions printed, stamped, attached or otherwise indicated with regard to the Merchandise, is true and correct, and conforms and complies with all Laws relating to the Merchandise;

(i) Where required by Law, or by Company’s policies, the Merchandise has been tested by third-party testing bodies approved by Company, found compliant with all applicable standards and Laws, and the results of such tests will be provided to Company at Company’s request;

(j) There is no other impediment or restriction, legal or otherwise, that restricts prevents Supplier from selling and delivering the Merchandise to Company or Company from reselling the Merchandise to its customers;

(k) Supplier has all necessary rights to grant the rights and licenses granted under this Agreement, including with respect to Content; Supplier has secured and will secure all rights and licenses from the respective intellectual property rights holders of the Content provided under this Agreement;

(l) The Content does not and Supplier’s and Company’s permitted use of the Content does not infringe or misappropriate any third party intellectual property rights, privacy rights or publicity rights or violate any Law; and the Content is not deceptive, misleading or inaccurate or defame or otherwise injure any party, and

(m) The Merchandise is not transshipped for the purpose of mislabeling, evading quota or country of origin restrictions or avoiding compliance with the Standards and all Laws.

Nothing contained in this Agreement or an Order shall be deemed a waiver of any representations, warranties, or guarantees implied by Law.

12. INDEMNIFICATION. Supplier shall protect, defend, hold harmless and indemnify Company, including its affiliates, officers, directors, employees and agents, from and against any and all lawsuits, claims, demands, actions, liabilities, injuries, losses, damages, expenses, and attorneys’ fees and costs, regardless of whether such matters are groundless, fraudulent, or false, regardless of the cause or alleged cause thereof, and regardless of whether such matters arise out of or were caused by the alleged or actual joint or concurrent negligence of Company, its affiliates or their officers, directors, employees or agents arising in whole or in part out of any actual or alleged:

(a) Misappropriation or infringement of any patent, trademark, trade dress, trade secret, copyright or other right relating to any Merchandise or Content;

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

(b) Death of or injury to any person, damage to any property, or any other damage or loss, by whomsoever suffered, arising out of any actual or alleged defect in the Merchandise (whether latent or patent), or assembly, sale, delivery, loading or unloading of the Merchandise, including but not limited to: (i) any actual or alleged failure to provide adequate warnings, labeling or instructions; (ii) any actual or alleged improper design, manufacture, construction, assembly, or installation of the Merchandise; (iii) any display or demonstration by Supplier or Supplier’s vendors or representatives on the Company’s premises; or (iv) any actual or alleged failure of the Merchandise to comply with specifications or with any express or implied warranties of Supplier;

(c) Violation of any Law relating to the Merchandise, or to any of its components or ingredients, or to its manufacture, shipment, labeling, use or sale, or to any failure to provide a Material Safety Data Sheet or certification;

(d) Act, activity or omission of Supplier or any of its employees, representatives or agents, including but not limited to activities on Company’s premises;

(e) Use of any vehicle, equipment, fixture or material of Supplier or Company in connection with any sale to or service for the Company; and

(f) Any in-store product demonstrator, point of sale display, promotional exhibit, other advertising display or material, pallet or other tangible materials, equipment or fixtures provided by Supplier and related to Merchandise or services under this Agreement.

Supplier shall promptly notify Company of the assertion, filing or service of any lawsuit, claim, or other matter that is or may be covered by this indemnity, and shall immediately take such action as necessary or appropriate to protect the interests of Company, its affiliates, officers, directors, employees and agents. On Company’s request, Supplier will promptly provide reasonable cooperation and assistance to Company with respect to any claim, lawsuit, demand, or investigation involving Company. Supplier shall have an obligation and duty to defend Company and its affiliates, officers, directors, employees and agents against any lawsuit, claim or other matter that is potentially within Supplier’s indemnity obligation as described in this Section until final adjudication of Supplier’s indemnity obligation. Supplier shall promptly notify Company of the legal counsel Supplier proposes to engage to defend and otherwise protect Company’s interest in such matter and such counsel shall be subject to Company’s approval, which Company shall not unreasonably withhold. Any counsel proposed, selected or provided by Supplier or its insurer to represent or defend Company or any of its affiliates, officers, directors, employees or agents shall follow the requirements set forth in Company’s Indemnity Counsel Guidelines. If Company determines that such legal counsel has not represented, defended or protected Company’s interests in accordance with the Indemnity Counsel Guidelines, or reasonably believes Supplier’s legal counsel is unwilling or unable to do so, Company may replace such counsel with other counsel of Company’s own choosing. In such event, any fees and expenses of Company’s new counsel, together with all expenses or costs incurred because of the change of counsel, shall be paid or reimbursed by Supplier as part of its indemnity obligation under this Agreement. Company shall at all times have the right to direct the defense of, and to accept or reject any offer to compromise or settle, any lawsuit, claim, demand or liability asserted against Company or any of its officers, directors, employees or agents, and Supplier will not settle or resolve any portion of any such claim or lawsuit without Company’s written approval, which Company will not unreasonably withhold. The duties and obligations of Supplier created here shall not be affected or limited in any way by Supplier’s fulfillment of its insurance requirements under this Agreement, or Company’s extension of express or implied warranties to its customers.

13. FORUM SELECTION; CHOICE OF LAW; STATUTE OF LIMITATIONS. This Agreement, any and all Orders, and any and all disputes arising under or relating to this Agreement, whether sounding in contract or tort, shall be governed by and construed in accordance with the laws of the State of Arkansas without regard to the internal law of Arkansas regarding conflicts of law. The federal and/or state courts of Benton and Washington County, Arkansas shall have exclusive venue and jurisdiction over any actions or suits relating to this Agreement, except where Company expressly agrees otherwise in writing, and except where Company brings any action or suit against Supplier under or with respect to Section 10 (Insurance Requirements) or Section 12 (Indemnification). The parties shall not raise, and expressly waive, any defenses based on venue, inconvenience of forum or lack of personal jurisdiction in any action or suit brought in accordance with the foregoing. Any legal action brought by Supplier against Company must be filed within two (2) years after the date payment on the Order was due or it shall be deemed forever waived. The parties acknowledge that they have read and understand this clause and agree willingly to its terms.

14. RECALLS; REPORTING OF DEFECTS; TESTING. If Merchandise is the subject of a Recall, Supplier shall be responsible for all matters and costs associated with the Recall, including but not limited to:

(a) Consumer notification and contact;

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

(b) All expenses and losses incurred by Company in connection with such Recall (and where applicable, any products with which the Recalled Merchandise has been packaged, consolidated or commingled), including but not limited to refunds to customers, lost profits, transportation costs, the cost to Company of its associates’ time, systems expenses in processing any Recall, and all other costs associated therewith; and

(c) Initial and subsequent contact and reporting of the Recall to any government agency having jurisdiction over the affected Recalled Merchandise. Supplier shall promptly, and in no event later than twenty-four (24) hours after its decision to initiate a Recall or its receipt of a Recall notice from a government entity, inform Company of the Recall. Supplier shall promptly inform Company of its becoming aware of any defect in the Merchandise that could reasonably be expected to cause damage, illness, injury or death to humans, animals, or property, or the noncompliance of the Merchandise with any applicable safety or regulatory standard or Law, whether imposed by a government entity or by Company.

If a government agency initiates any inquiry or investigation relating to the Merchandise or similar or related goods of Supplier, Supplier shall notify Company immediately and take reasonable steps to resolve the matter without exposing Company to any liability or risk. After acceptance of delivery, Company may periodically conduct testing of Merchandise for compliance with Laws, and other standards and specifications, the costs of which shall be paid or reimbursed to Company by Supplier.

15. LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING BUT NOT LIMITED TO LOST PROFITS, BUSINESS REVENUES, BUSINESS INTERRUPTION AND THE LIKE), ARISING FROM OR RELATING TO THE RELATIONSHIP BETWEEN SUPPLIER AND COMPANY, INCLUDING ALL PRIOR DEALINGS AND AGREEMENTS, OR THE CONDUCT OF BUSINESS UNDER OR BREACH OF THIS AGREEMENT OR ANY ORDER, CANCELLATION OF ANY ORDER OR ORDERS OR THE TERMINATION OF BUSINESS RELATIONS, REGARDLESS OF WHETHER THE CLAIM UNDER WHICH SUCH DAMAGES ARE SOUGHT IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, STATUTE, REGULATION OR ANY OTHER LEGAL THEORY OR LAW, EVEN IF COMPANY OR SUPPLIER HAS BEEN ADVISED BY THE OTHER PARTY OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT THE SPECIFIC RIGHTS AND REMEDIES EXPRESSLY PROVIDED IN THIS AGREEMENT, INCLUDING SECTIONS 12 (INDEMNIFICATION) AND 14 (RECALLS),OR LIMIT LIABILITY FOR NEGLIGENT OR WILLFUL BREACH OF THE USER AGREEMENT.

16. REMEDIES. Supplier’s breach of or failure to comply with any of the Terms and Conditions of this Agreement or any Order shall be grounds for Company to exercise any one or more of the following remedies:

(a) Cancellation of all or any part of any undelivered Order without notice, including but not limited to the balance of any remaining installments on a multiple-shipment Order;

(b) Rejection (or revocation of acceptance) of all or any part of any delivered shipment. Upon rejection or revocation of acceptance of any part of or all of a shipment, Company may return the Merchandise or hold it at Supplier’s risk and expense. Payment of any invoice shall not limit Company’s right to reject or revoke acceptance. Company shall be under no duty to inspect the Merchandise, and notice to Supplier of rejection shall be deemed given within a reasonable time if given within a reasonable time after notice of defects or deficiencies has been given to Company by its customers. Unless Company otherwise agrees in writing, Supplier shall not have the right to make a conforming delivery within the contract time;

(c)Termination or suspension of all current and future business relationships;

(d) Recovery from Supplier of any damages or expenses sustained by Company as a result of Supplier’s breach; and

(e) Buyer’s remedies under the Uniform Commercial Code and such other remedies as are provided under applicable

Law.

These remedies are not exclusive and are in addition to all other remedies available to Company at Law or in equity.

17. FORCE MAJEURE. If any place of business or other premises of Company or Supplier shall be affected by lockouts, strikes, riots, war, acts of terrorism, fire, civil insurrection, flood, earthquake, acts of God, or any other casualty beyond that party’s control (but not including market fluctuations other than those caused by reason of the foregoing), which might reasonably tend to impede or delay the delivery, receipt, handling, inspection, processing, sale or marketing of the Merchandise covered by this Agreement, the party so impacted may, at its option, cancel all or any part of the undelivered Order hereunder by giving prompt written notice to the other party.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

18. ASSIGNMENT. Except as specifically set forth in the [*****] regarding factoring, Supplier may not assign, delegate, or otherwise transfer to any entity any of its rights or obligations under this Agreement or under any Order (including any rights to any Company vendor number) without Company’s written consent. For purposes of and without limiting the foregoing, a Change of Control of Supplier will be deemed to constitute an assignment (or purported assignment) of this Agreement by Supplier. Any purported assignment in violation of this provision will be void.

19. INTELLECTUAL PROPERTY. Supplier shall not produce, distribute, sell or dispose of Merchandise, or apply for, assign, license, or abandon, any intellectual property right, that incorporates intellectual property that is owned by or licensed to Company, including Company’s name, logo, trademarks, trade secrets, service marks, patents, copyrights or trade dress, without the prior written approval of Company.

20. COMPLIANCE WITH STANDARDS FOR SUPPLIER. Supplier will comply with the requirements set forth in the Standards located at [*****], and as may be amended from time to time by Company.

21. SEVERABILITY; WAIVER. No finding that a part of this Agreement is invalid or unenforceable shall affect the validity of any other part of the Agreement. A party’s failure to enforce at any time any provision of this Agreement will not be construed as or constitute a continuing waiver of such provision. Any waiver of any of the Terms and Conditions of this Agreement or any Order must be in writing signed by an authorized representative of Company or Supplier.

22. NOTICES. Except as otherwise specifically provided in this Agreement, any notice or demand which under the terms of this Agreement or under any Law must or may be given or made shall be in writing and shall be given or made by overnight express service addressed as follows: if to Company: to the address as instructed by Walmart If to Supplier: to Supplier’s address set forth in the General Supplier Information form that is part of the supplier registration process. Such notice or demand shall be deemed given on the second business day after deposit of such notice or demand with the overnight express service.

23. TERM; TERMINATION. This Agreement will commence on the Effective Date and continue in effect until terminated. This Agreement will not become effective as to Company until Company notifies you in writing that you have been approved as a supplier of Company. If Company has notified you in writing that you have been approved as a supplier for Company, then this Agreement will become effective as to both Company and Supplier on the date you click or clicked “I ACCEPT” and such action by you shall be execution of this Agreement by, and the same as, your physical signature on this Agreement. If Company does not approve you as a supplier of Company in writing after you have clicked “I ACCEPT”, then this Agreement will be considered null and void ab initio and will be of no force and effect. If Company has accepted Supplier as a supplier but Company has not yet issued an Order to Supplier, Company may terminate this Agreement immediately for any or no reason and without penalty by providing written notice to Supplier.

Either party may terminate this Agreement for any or no reason and without penalty on thirty (30) days’ notice. This Agreement will continue to apply to any Order dated before the termination of this Agreement, even if the Merchandise is delivered or accepted after termination of this Agreement.

24. NO THIRD PARTY BENEFICIARIES. Except as expressly provided in this Agreement, Company and Supplier intend the Terms and Conditions of this Agreement and any Order to solely benefit Company and Supplier. Company and Supplier do not otherwise intend to, and do not, confer third-party beneficiary rights on any other person or entity.

25. SURVIVAL OF PROVISIONS. Sections 6, 11-16, and 18-19, and any other provisions of this Agreement that by their nature are reasonably intended to survive termination, will survive the termination of this Agreement.

26. CHANGES TO TERMS; BUSINESS PROGRAMS AND PROCESSES. From time to time, Company may modify this Agreement, ands alter, amend, or create business programs, processes, directives and policies. When it does, Company will provide notice to Supplier of such changes via its Retail Link system, its corporate website ([*****]), and/or by such other means of direct notification to Supplier as Company may determine. After receiving such notice(s), Supplier’s acceptance of Orders will serve as confirmation of its acceptance of Company’s modifications, and/or new or amended business programs, processes, directives and policies. If you do not agree to such changes after receiving notice of them, you will notify Company in writing and may not continue to offer to sell, sell, or make deliveries of Merchandise to Company or its customers.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

27. NO BUSINESS EXPECTATION. Company has no obligation and makes no promises to purchase any minimum amount of Merchandise from Supplier. Projections, past purchasing history and representations about quantities to be purchased are not binding on Company, and Company shall not be liable for any act or expenditure (including but not limited to expenditures for equipment, labor, materials, packaging or capital expenditures) by Supplier in reliance on them.

28. INTEGRATED AGREEMENT. This Agreement (and all linked Supplier policies and requirements [*****], each as may be amended from time to time), the Standards (as may be amended from time to time), any Order, and the User Agreement constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement. All prior agreements, negotiations, dealings and understandings, whether written (including any electronic record) or oral, regarding the subject matter hereof, are superseded by this Agreement. Any changes to this Agreement shall be in writing and executed by both parties. If there is a conflict of terms between this Agreement, an Order, the Standards, the User Agreement, business terms, business programs, processes, directives or policies incorporated into this Agreement, this Agreement shall be the controlling document.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

Walmart Supplier Agreement Appendix

This Appendix constitutes and is part and incorporated into the Supplier Agreement. The terms of the Supplier Agreement are binding and enforceable as to this Appendix.

1. STANDARD PURCHASE ORDER ALLOWANCE

These allowances apply to each Order issued, unless otherwise agreed to by the parties.

[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

2. PAYMENT TERMS

[*****]% Cash Discount

[*****] Cash Discount Days Available

[*****] Net Payment Days Available

3. SHIPPING TERMS

Collect - F.O.B. Company

No minimum purchase is required for prepaid freight terms. No freight charges are to be added to invoices. Refer to the current Routing Instructions for detailed instructions.

4. CONDITION OF SALE

Condition of Sale	Definition
N/A	N/A

5. PRODUCT CHEMICAL INFORMATION

Does Supplier currently sell, or anticipate selling, to Company under this Agreement any item of Merchandise that contains a powder, gel, paste, or liquid that is not intended for human consumption or any of the following products that are intended for human inhalation, consumption, or absorption: Lozenges, pills or capsules (e.g. pain relievers, vitamins); Medicated swabs, wipes and bandages; Patches (heated and/or medicated); Energy bars, diet supplements and vitamin drinks; Liquids (e.g. cough medicine, eye drops, ear drops, nasal spray and inhalers); Medicated shampoos, gums, ointments and creams; Lip balm, lip creams and petroleum jelly; Contraceptive foam, films, and spermicides; and Product/Equipment sold with chemicals (e.g. vaporizer sold with medication), and electronic cigarettes?

YES	✔	NO

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Supplier Number: [*****]	Agreement Number: [*****]	Effective Date: 02/26/2020

6. RETURN POLICY

Company may return to Supplier, at Supplier’s expense, Merchandise that is: (i) defective or nonconforming; (ii) returned to Company by its customer (store or online); (iii) subject to Conditions of a Guaranteed Sale or Overstock/ Stock Balancing; (iv) unsalable because, without limitation, it is short dated, out-of-date, broken, crushed, dented, overfilled, underfilled, unlabeled, mislabeled, contaminated, infested, soiled, leaking; or (v) subject to a recall or product withdrawal from sale (in any case, “Unsalable Merchandise”). Unsalable Merchandise will remain returnable for [*****] days after Company and Supplier mutually agree to shut-off returns. Company will manage Unsalable Merchandise as follows:

SWELL ALLOWANCE

Supplier has given a Swell Invoice Allowance shown in “Standard Purchase Order Allowances” which will be deducted from each invoice before payment is made for Merchandise. Supplier will give the Swell Allowance in lieu of actual Unsalable Merchandise deductions being processed at store level. The Swell Allowance percentage must be adequate to cover all Unsalable Merchandise. If the actual value of Unsalable Merchandise at cost exceeds the Swell Allowance, Company reserves the right to charge Supplier the difference. Unsalable Merchandise will be handled by Company by recycling, disposal, salvage, or donation.

NOTWITHSTANDING THE FOREGOING (AND UNDER ANY OPTION), SUPPLIER AUTHORIZES COMPANY TO PROCESS AND MANAGE RETURNED MERCHANDISE AS COMPANY CHOOSES IN ITS DISCRETION (BUT WITHOUT AFFECTING RESPONSIBILITY FOR RETURN COSTS), IF COMPANY DETERMINES, FOR WHATEVER REASON (INCLUDING THE CONDITION OF THE MERCHANDISE AND ITS PACKAGING), THAT THE OPTION SELECTED BY SUPPLIER IS UNSUITABLE. IN ADDITION, COMPANY IS NOT REQUIRED TO RETURN EMPTY OR DAMAGED PACKAGING TO SUPPLIER (OR RETURN CENTER) TO SUPPORT A CLAIM FOR RETURNED MERCHANDISE.

7. Distribution Method

[*****]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.